EXHIBIT 32.2

CERTIFICATION OF THE

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Thayer Ventures Acquisition Corporation II (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Mark E. Farrell, Co-Chief Executive Officer, Co-President, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2025

/s/ Mark E. Farrell
Mark E. Farrell
Co-Chief Executive Officer, Co-President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)